Exhibit 99.1

Mannatech Announces Notification of Late Filing

FLOWER MOUND, Texas – April 1, 2026 - Mannatech, Incorporated (NASDAQ: MTEX), (“Mannatech” or “the Company”) announced today that it has filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission with regard to its annual report on Form 10-K (the “2025 Form 10-K”) for the fiscal year ended December 31, 2025. Form 12b-25 allows the Company an automatic extension of 15 additional calendar days to file the 2025 Form 10-K, which is due on March 31, 2026.

The Company expects to file the 2025 Form 10-K as soon as practicable by April 15, 2026, in accordance with Rule 12b-25. The 12b-25 filing is available on the Company’s website under ir.Mannatech.com.

About Mannatech:

Mannatech is a leading global health and wellness company committed to empowering everyone to live their best life through cutting-edge, science-backed nutritional products, patented technology, and a rewarding business opportunity. With operations in more than 25 markets†, Mannatech helps people to live healthier, more fulfilling lives while making a positive social impact in the world. Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.

†Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech's business, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Erin K. Barta

General Counsel and Corporate Secretary

972.471.6512 or ir@mannatech.com

www.mannatech.com